U.S. SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 18, 2015

(Date of earliest event reported)

ALBANY INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10026	14-0462060

State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1373 Broadway, Albany, New York 12204

(518) 445-2200

(Address and telephone number of the registrant's principal executive offices)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION

On June 18, 2015, Albany International Corp. ("the Registrant") entered into a $400 million, unsecured Five-Year Revolving Credit Facility Agreement (the "New Agreement") with JPMorgan Chase Bank, N.A., as Administrative Agent and other lenders. J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as Co-Lead Arrangers and Joint Bookrunners for the syndication of the New Agreement. The other lenders participating in the New Agreement are Bank of America, N.A., (who acted as Syndication Agent); The Bank of Tokyo - Mitsubishi UFJ, Ltd. and Wells Fargo Bank, National Association, (who acted as Documentation Agents); and Branch Banking and Trust Co., TD Bank, N.A., HSBC Bank USA N.A., Nordea Bank Finland Plc, New York Branch, Citizens Bank, N.A., First Niagara Bank, N.A. The New Agreement replaced a $330 million five-year facility agreement (the "Old Agreement"), with the same Agent and many of the same Lenders.

The New Agreement contains customary terms, as well as affirmative covenants, negative covenants and events of default comparable to those in the Old Agreement. The Borrowings are guaranteed by certain of the Registrant's subsidiaries, including all significant U.S. subsidiaries, as were borrowings under the Old Agreement.

The applicable interest rate for borrowings under the New Agreement, as well as under the Old Agreement, is LIBOR plus a spread, based on the Registrant’s leverage ratio at the time of borrowing. Spreads under the New Agreement are equal to or lower than under the Old Agreement. The applicable interest rate for borrowings on June 18 was LIBOR plus 137.5 basis points (or 1.565% for a one-month borrowing), which is equal to the comparable rate under the Old Agreement.

On March 26, 2013, the Registrant had entered into interest rate hedging transactions that have the effect of fixing the LIBOR portion of the effective interest rate (before addition of the spread) on $110 million of the indebtedness drawn under the Old Agreement at the rate of 1.414% for the next five years. These hedging agreements remain in effect for indebtedness drawn under the New Agreement. Under the terms of these transactions, the Company pays the fixed rate of 1.414% and the counterparties pay a floating rate based on the one-month LIBOR rate at each quarterly calculation date, which on June 18 was 0.19%. The net effect is to fix the effective interest rate on $110 million of indebtedness at 1.414%, plus the applicable spread, until these swap agreements expire on March 16, 2018. On June 18, the applicable spread was 137.5 basis points, yielding an effective annual rate of 2.79%.

The Agents and certain of the Lenders or their affiliates have from time to time performed, and may in the future perform, various investment banking, financial advisory and other lending services for the Company and its affiliates, for which they have received and will receive customary fees.

A copy of the Agreement is being filed as an exhibit. A copy of the Old Agreement was previously filed as an exhibit to the Company's Current Report on Form 8-K filed March 26, 2013.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being furnished herewith:

10(k)(xv)	$400,000,000 Five-Year Revolving Credit Facility Agreement among Albany International Corp., the other Borrowers named therein, the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 18, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBANY INTERNATIONAL CORP.

By:	/s/ John B. Cozzolino

Name:	John B. Cozzolino
Title:	Chief Financial Officer and Treasurer

Date: June 24, 2015

Index to Exhibits

Exhibit No.	Description

10(k)(xv)	$400,000,000 Five-Year Revolving Credit Facility Agreement among Albany International Corp., the other Borrowers named therein, the Lenders Party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, dated as of June 18, 2015.